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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 33-15674 on Form S-3, Post-Effective Amendment No. 2 to Registration Statement No. 33-21565 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 33-30321 on Form S-8, Registration Statement No. 33-36887 on Form S-8, Registration Statement No. 33-52898 on Form S-8, and Amendment No. 2 to Registration Statement No. 33-52196 on Form S-3 of American Pacific Corporation of our report dated November 27, 1995 appearing in this Annual Report on Form 10-K of American Pacific Corporation for the year ended September 30, 1995.


Las Vegas, Nevada
December 27, 1995

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